Exhibit 99.1

NASDAQ: INM Suite 310-815 W. Hastings St. Vancouver, BC, Canada V6C 1B4 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Pharmaceuticals Announces $12 Million Private Placement

Priced At-the-Market under Nasdaq Rules

Vancouver, BC – June 29, 2021 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM), a clinical-stage company developing cannabinoid-based pharmaceutical drug candidates as well as manufacturing technologies for pharmaceutical-grade rare cannabinoids, today announced that it has entered into a securities purchase agreement with an institutional investor to raise approximately US$12.0 million through the issuance of an aggregate of 4,036,327 common shares (or common share equivalents in lieu thereof) and warrants to purchase up to an aggregate of 4,036,327 common shares, at an effective purchase price of US$2.973 per common share (or common stock equivalent in lieu thereof) and associated warrant in a private placement priced at-the-market under Nasdaq rules. The closing of the private placement is expected to occur on or about July 2, 2021, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The warrants have an exercise price of US$2.848 per share, are exercisable immediately and have a term of five years.

The Company currently intends to use the net proceeds from the offering to continue pipeline development, advance business development activities and for general working capital purposes.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

Under an agreement with the investors, the Company is required to file a registration statement with the Securities and Exchange Commission covering the resale of the common shares to be issued to the investor within ten business days and have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 80 days after today in the event of a “full review” by the Securities and Exchange Commission.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

About InMed: InMed Pharmaceuticals is a clinical-stage company developing a pipeline of cannabinoid-based pharmaceutical drug candidates, initially focused on the therapeutic benefits of cannabinol (“CBN”) and is developing IntegraSyn™ to produce pharmaceutical-grade cannabinoids. The Company is dedicated to delivering new therapeutic alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs. For more information, visit www.inmedpharma.com.

Investor Contact:

Colin Clancy

Senior Director, Investor Relations

T: +1 604 416 0999

E: cclancy@inmedpharma.com

Edison Group:

Joe Green/Laine Yonker

T: +1.646.653.7030/+1.646.653.7035

E: jgreen@edisongroup.com / lyonker@edisongroup.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: the closing of the private placement offering; the use of the net proceeds of the private placement offering; the filing of a registration statement by InMed with the Securities and Exchange Commission within ten business days or at all; and plans with respect to use of the net proceeds of the private placement offering.

With respect to the forward-looking information contained in this news release, InMed has made numerous assumptions regarding, among other things: the ability to obtain all necessary regulatory approvals on a timely basis, or at all; the closing of the offering on a timely basis on the terms described herein, or at all; and continued economic and market stability. While InMed considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause InMed’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. Known risk factors include, among others: regulatory filings may not be filed or approved on a timely basis, or at all; InMed’s securities issuable in connection with the offering may not be accepted for registration by the Securities and Exchange Commission on a timely basis, or at all; InMed may not be able to advance its other product candidates on a timely basis, or at all; economic or market conditions may worsen; InMed’s cannabinoid manufacturing process and drug development programs may not deliver the expected level of results; and InMed may not be able to provide new therapeutic alternatives that benefit patients via cannabinoid-based medicines. A more complete discussion of the risks and uncertainties facing InMed is disclosed in InMed’s filings with the Security and Exchange Commission and the most recent Annual Information Form filed with Canadian securities regulatory authorities on SEDAR at www.sedar.com.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.